Exhibit 99.1
Bronco Drilling Company, Inc. Announces First Quarter 2011 Results
OKLAHOMA CITY, May 6, 2011 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GS:BRNC), announced today financial and operational results for the three months ended March 31, 2011.
Consolidated Results
Revenues for the first quarter of 2011 were $37.0 million compared to $37.3 million for the fourth quarter of 2010 and $22.3 million for the first quarter of 2010. Net loss for the first quarter of 2011 was $7.4 million compared to a net loss of $2.5 million for the previous quarter and a net loss of $7.4 million for the first quarter of 2010. The Company’s fully diluted earnings per share for the quarter ended March 31, 2011, were a loss of $0.27 based on 27.5 million shares.
In the quarter the company recognized certain non-recurring charges related to the fluctuation in the fair value of a warrant in the amount of $10.3 million, a one-time charge related to the early extinguishment of debt in the amount of $2.0 million and a loss on sale and impairment of drilling rigs and related equipment of $1.9 million. Absent these non-recurring charges results from recurring items was a profit of $.05 per fully diluted share for the quarter.
Land Drilling
Average marketed land rigs for the first quarter of 2011 was 24 flat from the previous quarter and down from 37 for the first quarter of 2010. Revenue days for the quarter decreased to 2,088 from 2,152 for the previous quarter and increased from 1,428 for the first quarter of 2010. Utilization for the first quarter of 2011 was 96% compared to 96% for the previous quarter and 43% for the first quarter of 2010. Average daily cash margin for our land drilling fleet for the quarter ended March 31, 2011 was $6,324 compared to $6,008 for the previous quarter and $2,897 for the first quarter of 2010.
About Bronco Drilling
Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,797	$11,854
Restricted cash	—	2,700
Receivables
Trade and other, net of allowance for doubtful accounts of $968 and $891 in 2011 and 2010, respectively	22,796	24,656
Affiliate receivables, net of allowance of $800	1,546	1,508
Unbilled receivables	856	428
Income tax receivable	5,671	5,700
Current deferred income taxes	2,558	2,765
Current maturities of note receivable from affiliate	1,639	1,607
Prepaid expenses	1,038	329

Total current assets	50,901	51,547

PROPERTY AND EQUIPMENT — AT COST
Drilling rigs and related equipment	304,886	315,085
Transportation, office and other equipment	16,281	16,236

	321,167	331,321
Less accumulated depreciation	104,093	105,242

	217,074	226,079

OTHER ASSETS
Investment in Challenger	38,730	38,730
Investment in Bronco MX	21,433	20,632
Debt issue costs and other	4,617	3,362
Non-current assets held for sale and discontinued operations	7,000	1,680

	71,780	64,404

	$339,755	$342,030

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$8,674	$7,945
Accrued liabilities	8,757	7,847
Current maturities of long-term debt	96	95

Total current liabilities	17,527	15,887

LONG-TERM DEBT, less current maturities	4,150	6,730

WARRANT	14,690	4,407

DEFERRED INCOME TAXES	17,387	21,664

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 100,000 shares authorized; 27,598 and 27,236 shares issued and outstanding at March 31, 2011 and December 31, 2010	276	277

Additional paid-in capital	309,874	310,580

Accumulated other comprehensive income	1,811	1,012

Retained earnings (Accumulated deficit)	(25,960)	(18,527)

Total stockholders’ equity	286,001	293,342

	$339,755	$342,030

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)

REVENUES
Contract drilling revenues	$37,006	$22,295

EXPENSES
Contract drilling	23,801	18,159
Depreciation and amortization	5,659	7,705
General and administrative	4,209	4,217
Loss (gain) on Bronco MX transaction	—	(1,058)
Impairment of drilling rigs and related equipment	679	—
Loss on sale of drilling rigs and related equipment	1,175	—

	35,523	29,023

Income (loss) from continuing operations	1,483	(6,728)

OTHER INCOME (EXPENSE)
Interest expense	(571)	(1,456)
Loss from extinguishment of debt	(1,975)	—
Interest income	—	46
Equity in income (loss) of Challenger	—	(599)
Equity in income (loss) of Bronco MX	1	(209)
Other	25	48
Change in fair value of warrant	(10,283)	272

	(12,803)	(1,898)

Loss from continuing operations before income taxes	(11,320)	(8,626)
Income tax benefit	(3,981)	(2,621)

Loss from continuing operations	(7,339)	(6,005)
Loss from discontinued operations, net of tax	(94)	(1,414)

NET LOSS	$(7,433)	$(7,419)

Loss per common share-Basic
Continuing operations	(0.27)	(0.23)
Discontinued operations	(0.00)	(0.05)

Loss per common share-Basic	$(0.27)	$(0.28)

Loss per common share-Diluted
Continuing operations	(0.27)	(0.23)
Discontinued operations	(0.00)	(0.05)

Loss per common share-Diluted	$(0.27)	$(0.28)

Weighted average number of shares outstanding-Basic	27,468	26,850

Weighted average number of shares outstanding-Diluted	27,468	26,850

Non-GAAP Financial Measures
This press release includes a presentation of average daily cash margin for our land drilling fleet, which is not a financial measure recognized under generally accepted accounting principles, or GAAP. Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus income tax expense, other expense, general and administrative expense and depreciation, amortization and impairment, and divided by revenue days for the period. We have presented average daily cash margin because we use this metric as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider this metric to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin provides useful information to our investors regarding our performance and overall results of operations. Average daily cash margin is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, this metric is not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.
The following presents a reconciliation of average daily cash margin to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2011	2010	2010
	(Unaudited)		(Unaudited)
Reconciliation of average daily cash margin to net loss:
Net loss	$(7,433)	$(7,419)	$(2,497)
Loss from discontinued operations, net of tax	94	1,414	233
Income tax benefit	(3,981)	(2,621)	(1,047)
General and administrative	4,209	4,217	4,176
Depreciation and amortization	5,659	7,705	5,933
Gain on Bronco MX transaction	—	(1,058)	—
Other and Non-Recurring	14,657	1,899	6,132

Drilling margin	13,205	4,137	12,930

Revenue days	2,088	1,428	2,152

Average daily cash margin	$6,324	$2,897	$6,008

Contact:	Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com